CAPITAL MARKETS ASSURANCE CORPORATION

                              FINANCIAL STATEMENTS

                                  JUNE 30, 1996

                                   (Unaudited)

                      Capital Markets Assurance Corporation
                                 Balance Sheets
                             (Dollars in thousands)


                                     ASSETS

                                                                                June 30,1996   December 31,1995
                                                                                 (Unaudited)


Investments:
Bonds at fair value (amortized cost $282,241 at June 30,
1996 and $210,651 at December 31, 1995) ........................................   $ 280,706            215,706
Short-term investments (at amortized cost which
approximates fair value) .......................................................      15,664             68,646
                                                                                                        -------
   Total investments ...........................................................     296,370            284,352
                                                                                                        -------
Cash ...........................................................................         459                344
Accrued investment income ......................................................       3,715              3,136
Deferred acquisition costs .....................................................      39,904             35,162
Premiums receivable ............................................................       3,232              3,540
Prepaid reinsurance ............................................................      16,175             13,171
Other assets ...................................................................       3,537              3,428
                                                                                                        -------
   Total assets ................................................................   $ 363,392            343,133
                                                                                                        =======
                                 LIABILITIES AND STOCKHOLDER'S EQUITY
                                                                                                        =======
Liabilities:
Unearned premiums ..............................................................   $  56,743             45,767
Reserve for losses and loss adjustment expenses ................................       8,369              6,548
Ceded reinsurance ..............................................................       2,395              2,469
Accounts payable and other accrued expenses ....................................       9,582             10,844
Current income taxes ...........................................................         278                136
Deferred income taxes ..........................................................      12,145             11,303
                                                                                                        -------
   Total liabilities ...........................................................      89,512             77,067
                                                                                                        -------
Stockholder's Equity:
Common stock ...................................................................      15,000             15,000
Additional paid-in capital .....................................................     208,475            205,808
Unrealized (depreciation) appreciation on investments,
net of tax .....................................................................        (998)             3,286
Retained earnings ..............................................................      51,403             41,972
                                                                                                        -------
   Total stockholder's equity ..................................................     273,880            266,066
                                                                                                        -------
   Total liabilities and stockholder's equity ..................................   $ 363,392            343,133
                                                                                                        =======

                See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                              Statements of Income
                                   (Unaudited)
                             (Dollars in thousands)




                                                                       Three Months Ended      Six Months Ended
                                                                             June 30               June 30
                                                                          1996       1995       1996       1995

Revenues:
Direct premiums written ...........................................   $ 18,622     16,000     32,777     32,838
Assumed premiums written ..........................................        150        669      1,024        823
Ceded premiums written ............................................     (5,103)    (2,553)    (7,013)    (5,646)
                                                                                                        -------
   Net premiums written ...........................................     13,669     14,116     26,788     28,015
Increase in unearned premiums .....................................     (3,681)    (6,813)    (7,972)   (13,611)
                                                                                                        -------
   Net premiums earned ............................................      9,988      7,303     18,816     14,404
Net investment income .............................................      4,112      2,956      7,989      5,593
Net realized capital gains ........................................         19         20        168         85
Other income ......................................................         25         12         79         24
                                                                                                        -------
   Total revenues .................................................     14,144     10,291     27,052     20,106
                                                                                                        -------

Expenses:
Losses and loss adjustment expenses ...............................      1,109        762      2,184      1,458
Underwriting and operating expenses ...............................      3,385      3,638      7,362      7,376
Policy acquisition costs ..........................................      2,059      1,734      4,123      3,459
                                                                                                        -------
   Total expenses .................................................      6,553      6,134     13,669     12,293
                                                                                                        -------
   Income before income taxes .....................................      7,591      4,157     13,383      7,813
                                                                                                        -------

Income Taxes:
Current federal income tax ........................................      1,316        344      1,981        664
Deferred federal income tax .......................................      1,148        457      1,971        976
                                                                                                        -------
   Total income taxes .............................................      2,464        801      3,952      1,640
                                                                                                        -------

   NET INCOME .....................................................   $  5,127      3,356      9,431      6,173
                                                                                                        =======


                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                        Statement of Stockholder's Equity
                                   (Unaudited)
                             (Dollars in thousands)




                                                                                               Six Months Ended
                                                                                                  June 30, 1996

Common stock:
Balance at beginning of period ....................................................................   $  15,000
                                                                                                      ---------
   Balance at end of period .......................................................................      15,000
                                                                                                      ---------

Additional paid-in capital:
Balance at beginning of period ....................................................................     205,808
Capital contribution ..............................................................................       2,667
                                                                                                      ---------
   Balance at end of period .......................................................................     208,475

Unrealized (depreciation) appreciation on investments, net of tax:
Balance at beginning of period ....................................................................       3,286
Unrealized depreciation on investments ............................................................      (4,284)
                                                                                                      ---------
   Balance at end of period .......................................................................        (998)
                                                                                                      ---------


Retained earnings:
Balance at beginning of period ....................................................................      41,972
Net income ........................................................................................       9,431
                                                                                                      ---------
   Balance at end of period .......................................................................      51,403
                                                                                                      ---------

   Total stockholder's equity .....................................................................   $ 273,880
                                                                                                      =========




                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                            Statements of Cash Flows
                                   (Unaudited)
                             (Dollars in thousands)




                                                                         Six Months Ended      Six Months Ended
                                                                            June 30, 1996         June 30, 1995

Cash flows from operating activities:
Net income ...................................................................  $   9,431                6,173
                                                                                                       -------
Adjustments  to reconcile  net income to net cash  provided  (used) by operating activities:
   Reserve for losses and loss adjustment expenses ...........................      1,821                1,458
   Unearned premiums .........................................................     10,977               15,463
   Deferred acquisition costs ................................................     (4,742)              (5,428)
   Premiums receivable .......................................................        308               (3,603)
   Accrued investment income .................................................       (579)                (290)
   Income taxes payable ......................................................      2,113                1,123
   Net realized capital gains ................................................       (168)                 (85)
   Accounts payable and other accrued expenses ...............................      2,581                6,408
   Prepaid reinsurance .......................................................     (3,004)              (1,852)
   Other, net ................................................................       (183)                 692
                                                                                                       -------
         Total adjustments ...................................................      9,124               13,886
                                                                                                       -------
    Net cash provided by operating activities ................................     18,555               20,059
                                                                                                       -------
Cash flows from investing activities:
Purchases of investments .....................................................   (121,115)             (53,597)
Proceeds from sale of investments ............................................     19,875                7,829
Proceeds from maturities of investments ......................................     82,800               25,874
                                                                                                       -------
   Net cash used in investing activities .....................................    (18,440)             (19,894)
                                                                                                       -------
Net increase in cash .........................................................        115                  165
Cash balance at beginning of period ..........................................        344                   85
                                                                                                       -------
   Cash balance at end of period .............................................  $     459                  250
                                                                                                       =======
Supplemental disclosures of cash flow information:
Income taxes paid ............................................................  $   1,725                  150
Tax and loss bonds purchased .................................................  $     112                   18
                                                                                                       =======

                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                            Statements of Cash Flows
                                   (Unaudited)
                             (Dollars in thousands)
                      Capital Markets Assurance Corporation
                     Notes to Unaudited Financial Statements
                                  June 30, 1996


1.       Background
         Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2.       Basis of Presentation
         CapMAC's unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the six months ended June 30, 1996 may not be indicative of the results that may be expected for the full year ending December 31, 1996. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995.

3.       Reclassifications
         Certain prior period balances have been reclassified to conform to the current period presentation.